UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2017
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On May 25, 2017, 8x8, Inc., or the Company, issued a press release announcing its financial results for the three months and fiscal year ended March 31, 2017. A copy of this press release is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), management also presents information regarding the Company's performance over comparable periods based on net income and net income per share, exclusive of non-cash tax adjustments, amortization of acquired intangible assets, stock-based compensation, , acquisition-related costs, impairment of long-lived assets, and other expenses. Because management discloses financial measures calculated without taking into account these items, these financial measures are characterized as "non-GAAP financial measures" under Securities and Exchange Commission rules.

Non-cash tax adjustments represented the difference between the amount of taxes the Company expects to pay and the GAAP tax provision each period. Management excludes non-cash tax adjustments because they are non-cash transactions.

Amortization of acquired intangible assets results from the Company's acquisitions of Contactual, Inc. and Zerigo, Inc. in fiscal 2012, Voicenet Solutions Limited in fiscal 2014, DXI Group Limited and Quality Software Corporation in fiscal 2016, and LeChat, Inc. in fiscal 2017. Amortization of acquired intangible assets was excluded because it was a non-cash expense that the Company does not consider part of ongoing operations when assessing the Company's financial performance.

Stock-based compensation charges represent non-cash charges related to equity awards granted by the Company. Although these are recurring charges to the Company's operations, management has excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of the Company's common stock, that are difficult to predict and are affected by market factors that are largely not within the control of the Company. Thus, management believes that excluding these charges facilitates comparisons of the Company's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Acquisition-related expenses, impairment of long-lived assets, and other expenses are attributable to non-routine transactions and are not part of ongoing operations that we measure for internal management reporting purposes.

Management and the Company's board of directors will continue to analyze these non-GAAP financial measures to assess the business and compare operating results to the Company's performance objectives. For example, the Company's budgeting and planning process utilizes these non-GAAP financial measures, along with other types of financial information.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company's performance and to identify the Company's operating results for investors on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release furnished as Exhibit 99.1.

Moreover, although these non-GAAP financial measures adjust expense, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included, as appropriate, in results of operations. Management believes these expenses are a material part of the Company's operating results.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated May 25, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2017

8X8, INC.

By: /s/ Mary Ellen Genovese

Mary Ellen Genovese
Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated May 25, 2017